                                                                   Exhibit 10.2

                          AGREEMENT AND PLAN OF MERGER

                               AND REORGANIZATION

                                  BY AND AMONG

                      INDUSTRIAL DISTRIBUTION GROUP, INC.,
                            A DELAWARE CORPORATION,

                        IDG ACQUISITION COMPANY I, INC.,
                             A GEORGIA CORPORATION,

                      INDUSTRIAL DISTRIBUTION GROUP, INC.,
                             A GEORGIA CORPORATION,

                                      AND

                         THE STOCKHOLDERS NAMED HEREIN

                         DATED AS OF ______ ___, 1997

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                              TABLE OF CONTENTS

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PRELIMINARY STATEMENT............................................................................................ 1

ARTICLE I:  DEFINITIONS.......................................................................................... 2

   1.01. Certain Defined Terms................................................................................... 2

ARTICLE II:  THE MERGER; RELATED MATTERS; AND RELATED AGREEMENTS................................................. 6

   2.01. Certificate Of Merger................................................................................... 6
   2.02. The Effective Time...................................................................................... 6
   2.03. Certain Effects of the Merger........................................................................... 6
   2.04. Effect of the Merger on Capital Stock................................................................... 7
   2.05. Delivery, Exchange and Payment.......................................................................... 7
   2.06. Fractional Shares....................................................................................... 9
   2.07.  Related Agreements..................................................................................... 9

ARTICLE III:  REPRESENTATIONS AND WARRANTIES OF EACH SELLING STOCKHOLDER.........................................10

   3.01. Representations and Warranties of Each Selling Stockholder..............................................10
   3.02. Incorporation of the Uniform Provisions.................................................................10

ARTICLE IV:  REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MANAGEMENT STOCKHOLDERS.......................10

   4.01. Truthfulness of the Representations and Warranties by the Company and Each Management Stockholder.......10
   4.02. Organization and Capitalization of Company..............................................................11
   4.03. Incorporation of the Uniform Provisions.................................................................11

ARTICLE V:  REPRESENTATIONS AND WARRANTIES OF IDG AND NEWCO......................................................11

   5.01. Representations and Warranties of IDG and Newco.........................................................11
   5.02. Organization of Newco...................................................................................11
   5.03. Incorporation of the Uniform Provisions.................................................................11

ARTICLE VI:  COVENANTS EXTENDING TO THE EFFECTIVE TIME...........................................................12

   6.01. Incorporation of the Uniform Provisions.................................................................12

ARTICLE VII:  THE CLOSING AND CONDITIONS TO CLOSING..............................................................12

   7.01. Incorporation of the Uniform Provisions.................................................................12

ARTICLE VIII: COVENANTS FOLLOWING THE EFFECTIVE TIME.............................................................12

   8.01. Incorporation of the Uniform Provisions.................................................................12

ARTICLE IX:  INDEMNIFICATION.....................................................................................12
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   9.01. Incorporation of the Uniform Provisions.................................................................12

ARTICLE X:  LIMITATIONS ON COMPETITION...........................................................................12

   10.01. Prohibited Activities..................................................................................12
   10.02. Damages................................................................................................13
   10.03. Reasonable Restraint...................................................................................13
   10.04. Severability; Reformation..............................................................................14
   10.05. Independent Covenant...................................................................................14
   10.06. Materiality............................................................................................14

ARTICLE XI:  GENERAL PROVISIONS..................................................................................14

   11.01 Restrictions on Transfer of IDG Common Stock............................................................14
   11.02 Brokers and Agents......................................................................................16
   11.03 Assignment; No Third Party Beneficiaries................................................................16
   11.04 Entire Agreement; Amendment; Waivers....................................................................16
   11.05  Counterparts...........................................................................................16
   11.06  Expenses...............................................................................................16
   11.07  Notices................................................................................................17
   11.08 Governing Law...........................................................................................18
   11.09 Exercise of Rights and Remedies.........................................................................18
   11.10   Time..................................................................................................18
   11.11.  Reformation and Severability..........................................................................18
   11.12  Remedies Cumulative....................................................................................19
   11.13  Respecting the IPO.....................................................................................19
   11.14  Treatment of Confidential Information..................................................................19

ARTICLE XII:  TERMINATION........................................................................................20

   12.01. Termination of this Agreement..........................................................................20
   12.02.  Liabilities in Event of Termination...................................................................21

ARTICLE XIII:  POWER OF ATTORNEY.................................................................................21

   13.01 Appointment of Shareholders' Agent......................................................................21
   13.02  Liability of Agent.....................................................................................21
   13.03  Succession.............................................................................................22
   13.04  Irrevocable; Binding on Successors, Etc................................................................21

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   ANNEXES

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         Annex 1                   Uniform Provisions for the Acquisition of Founding Companies
         Annex 2                   Founding Companies
         Annex 3                   Initial Directors and Officers of the Surviving Corporation
         Annex 4                   Merger Consideration
         Annex 5                   Designated Inventory
         Annex 6                   Guaranteed Receivables
         Annex 7                   Management Stockholders

SCHEDULES

         Schedule 3.03             Selling Stockholders Who Are Not Accredited Investors
         Schedule 3.04             Disclosure of Equity Ownership and Liens
         Schedule 3.09             Disclosure of Stockholders' Controlling Interests and
                                      Material Related Transactions
         Schedule 4.02             Authorized Capital Stock of the Company and Company
                                      Subsidiaries
         Schedule 4.04             Jurisdictions Of Authorization Or Qualification
         Schedule 4.08             Company Subsidiaries
         Schedule 4.10(a)          Obligations with Respect to Company's Capital Stock
         Schedule 4.10(b)          Stock Transfers Since June 30, 1996
         Schedule 4.11             Legal and Assumed Names
         Schedule 4.12             Continuing Related Party Agreements
         Schedule 4.13             Litigation
         Schedule 4.15(a)          Compliance with Laws: Licenses, Permits, and Government
                                      Approvals
         Schedule 4.15(b)          Non-Compliance with Laws
         Schedule 4.16(a)          Environmental Matters:  Compliance
         Schedule 4.16(b)          Environmental Matters:  Disposition of Hazardous
                                      Substances

         Schedule 4.16(c)          Environmental Matters:  Transportation of Hazardous
                                      Substances
         Schedule 4.16(d)          Environmental Matters:  Storage Tanks
         Schedule 4.17(a)          Liabilities:  Not Reflected on Current Balance Sheet Date
         Schedule 4.17(b)          Liabilities:  Incurred After Current Balance Sheet
         Schedule 4.17(c)          Liabilities:  Outstanding Guaranties
         Schedule 4.18             Receivables Not Collected or Collectible as of March 31,
                                      1997
         Schedule 4.19(a)          Owned and Leased Real Property
         Schedule 4.19(b)          Liens on Owned and Leased Properties
         Schedule 4.19(c)          Subleases
         Schedule 4.19(d)          Fixed Assets Not in Good Condition
         Schedule 4.20(a)          Owned and Leased Personal Property, Plant, and Equipment
         Schedule 4.20(b)          Liens on Personal Property, Plant, and Equipment
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         Schedule 4.20(c)          Subleases Relating to Personal Property, Plant, and
                                      Equipment
         Schedule 4.20(d)          Personal Property, Plant, and Equipment Not in Good
                                      Condition
         Schedule 4.21             Proprietary Rights

         Schedule 4.23(a)(i)       Partnerships, Joint Ventures, Cost-Sharing Arrangements
         Schedule 4.23(a)(ii)      Guaranties or Suretyships, Indemnification or Contribution
                                      Agreements, Performance Bonds
         Schedule 4.23(a)(iii)     Instruments, Agreements, or Other Obligations Evidencing
                                      or Relating to Indebtedness or to Money Lent or to be
                                      Lent to Another Person
         Schedule 4.23(a)(iv)      Contracts to Purchase or Sell Real Property or any Material
                                      Property, Plant, and Equipment
         Schedule 4.23(a)(v)       Agreements with Dealers or Sales or Commission Agents,
                                      Public Relations or Advertising Agencies, Accountants, or
                                      Attorneys
         Schedule 4.23(a)(vi)      Related Party Agreements Requiring Penalties or Notice to
                                      Terminate
         Schedule 4.23(a)(vii)     Material Service, Supplies, Equipment, Inventory, or
                                      Fixture Agreements
         Schedule 4.23(a)(viii)    Non-Compete Agreements
         Schedule 4.23(a)(ix)      Purchasing Agreements
         Schedule 4.23(a)(x)       Material Commitments and Commitments Not Made in the
                                      Ordinary Course of Business
         Schedule 4.23(b)(i)       Defaults, Penalties, and Waivers
         Schedule 4.23(b)(ii)      Expected Cancellations of Company Commitments
         Schedule 4.24             Capital Expenditures
         Schedule 4.25             Nonconforming Inventory
         Schedule 4.26(a)          Insurance:  Policies
         Schedule 4.26(b)          Insurance:  Loss Runs and Workers' Compensation Claims
         Schedule 4.27(a)          Employee Matters:  Cash Compensation
         Schedule 4.27(b)          Employee Matters:  Engagement and Non-Competition
                                      Agreements
         Schedule 4.27(c)          Employee Matters:  Other Compensation Plans
         Schedule 4.27(d)          Employee Matters:  ERISA Benefit Plans
         Schedule 4.27(e)          Employee Matters:  Employee Policies and Procedures
         Schedule 4.27(f)          Employee Matters:  Unwritten Amendments
         Schedule 4.27(g)          Employee Matters:  Labor Compliance
         Schedule 4.27(h)          Employee Matters:  Unions
         Schedule 4.27(j)          Employee Matters:  Change of Control Benefits
         Schedule 4.27(k)          Employee Matters:  Retirees
         Schedule 4.28(b)          Non-Qualified ERISA Pension Benefit Plans
         Schedule 4.28(g)          Compliance with ERISA:  Participation in Multiemployer
                                      Plan
         Schedule 4.28(h)          Compliance with ERISA:  Claims and Litigation
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         Schedule 4.28(k)  ERISA Benefit Plans and Other Compensation Plans with No
                              Amendment, Modification or Termination Rights
         Schedule 4.29     Exceptions to Tax Representations and Warranties
         Schedule 4.30     Governmental Contracts
         Schedule 4.31     Changes Since Balance Sheet Date
         Schedule 4.32     Bank Accounts
         Schedule 6.04     Prohibited Activities:  Exceptions for Activities Involving
                              ERISA Employee Benefit Plans or Any Other
                              Compensation Plan, or Employee Policies and Procedures
         Schedule 6.12     Disposition of Unwanted Assets
         Schedule 8.05     Listing of Stockholder Guaranties Expected to be
                              Terminated

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EXHIBITS

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         Exhibit A                  Form of Escrow Agreement
         Exhibit B                  Form of Employment Agreement
         Exhibit C                  Form of Stock Incentive Plan
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

         THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (the "Acquisition Agreement") is made as of _____ ___, 1997, by and among INDUSTRIAL DISTRIBUTION GROUP, INC., a Delaware corporation ("IDG"), IDG ACQUISITION COMPANY I, INC., a Georgia corporation and a wholly owned subsidiary of IDG ("Newco"), INDUSTRIAL DISTRIBUTION GROUP, INC., a Georgia corporation (the "Company"), and the persons listed on the signature pages hereof under the caption "Selling Stockholders."

                              PRELIMINARY STATEMENT

         The Company is a distributor that provides flexible procurement solutions, products and services to industrial users that have production and maintenance, repair, operating, and production supply requirements (the "Business"). IDG is a newly formed Delaware corporation created for the purpose of acquiring and consolidating a number of companies that are in a similar line of business as the Company. As part of the consolidation undertaken by IDG, the parties to this Acquisition Agreement have determined that it is in their respective best long-term interests to effect a business combination pursuant to which:

                  (a) the Company will merge with and into Newco, a newly formed Georgia corporation, on the terms and subject to the conditions set forth herein (the "Merger");

                  (b) IDG will acquire the stock of all or some of the entities listed in Annex 2 (each an "Other Founding Company" and, collectively with the Company, the "Founding Companies") pursuant to agreements that are (i) similar to this Acquisition Agreement and (ii) entered into among those entities and their equity owners, IDG and other wholly owned subsidiaries of IDG (collectively, the "Companion Agreements"); and

                  (c) IDG shall, contemporaneously with the effectiveness of the Merger, effect a public offering of a portion of the shares of its common stock and issue and sell those shares as contemplated in this Acquisition Agreement.

         The parties to this Acquisition Agreement intend that this Acquisition Agreement be approved and adopted by all relevant parties as a plan of reorganization within the provisions of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements, representations and undertakings contained herein, the parties hereto hereby agree as follows:

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

                                    ARTICLE I

                                   DEFINITIONS

         1.01 CERTAIN DEFINED TERMS. As used herein, the following terms have the meanings assigned to them below in this Section 1.01. Capitalized terms used herein and not defined in Section 1.01 have the meanings assigned to them in
Section 1.02 of Article I of Annex 1: "Industrial Distribution Group, Inc. Formation Corp. Uniform Provisions for the Acquisition of Founding Companies" (the "Uniform Provisions"), the text of which is hereby incorporated herein by reference. References to sections not found herein are to sections in the Uniform Provisions.

         "ACQUISITION AGREEMENT" means this Agreement and Plan of Merger and Reorganization, including the Disclosure Statement relating hereto and all attached Annexes and Exhibits, as each of the same may be amended, modified or supplemented from time to time pursuant to the provisions hereof or thereof.

         "ACQUISITION CONSIDERATION" means the Merger Consideration.

         "ACQUISITION TRANSACTION" means the Merger, and any ancillary transactions contemplated to be consummated in accordance herewith.

         "BALANCE SHEET DATE" means December 31, 1996.

         "BUSINESS" has the meaning set forth in the first paragraph of the Preliminary Statement.

         "CAPITAL STOCK" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "CERTIFICATE OF MERGER" means (a) if the Company is a Georgia corporation, the certificate of merger respecting the Merger that contains the information required by the GBCC to effectuate the Merger; and (b) if the Company's Organization State is not Georgia, the articles or certificate of merger or other documents respecting the Merger that contains the information required by the GBCC and the laws of the Company's Organization State to effectuate the Merger.

         "CHARTER DOCUMENTS" means, with respect to any Entity at any time, in each case as amended, modified and supplemented at that time, the articles or certificate of formation, incorporation or organization (or the equivalent organizational documents) of that Entity, (b) the bylaws, operating agreement, trust indenture or regulations (or the equivalent governing documents) of that Entity and (c) each document setting forth the designation, amount and relative rights, limitations and preferences of any class or series of that Entity's Capital Stock or of any rights in respect of that Entity's Capital Stock.

         "CLOSING" has the meaning set forth in Section 7.02 of the Uniform Provisions.

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         "CLOSING DATE" has the meaning set forth in Section 7.02 of the Uniform
Provisions, which shall be the same date as the IPO Closing Date.

         "CLOSING MEMORANDUM" means the form of closing memorandum to be prepared by IDG for the Closing under this Acquisition Agreement in which are included the forms of certificates of officers, the opinions of counsel, and certain other documents to be delivered at the Closing as provided in Article VII.

         "COMPANION AGREEMENTS" has the meaning set forth in the Preliminary Statement.

         "COMPANY" means Industrial Distribution Group, Inc., a Georgia corporation.

         "COMPANY CAPITAL STOCK" means the common stock, par value $.01 per share, of the Company.

         "COMPANY SUBSIDIARY" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "CONFIDENTIAL INFORMATION" means, with respect to any Person, all trade secrets and other confidential, nonpublic and/or proprietary information of that Person, including information derived from reports, investigations, research, work in progress, codes, marketing and sales programs, capital expenditure projects, cost summaries, pricing formulae, contract analyses, financial information, projections, confidential filings with any Governmental Authority and all other confidential, nonpublic concepts, methods of doing business, ideas, materials or information prepared or performed for, by or on behalf of that Person.

         "COUNSEL FOR IDG AND NEWCO" means Kilpatrick Stockton LLP, Atlanta, Georgia.

         "COUNSEL FOR THE COMPANY" means Watson/Minkin & Snyder, Atlanta,
Georgia.

         "COVENANTING STOCKHOLDER" has the meaning set forth in Section 10.01.

         "CURRENT BALANCE SHEET" means the unaudited balance sheet of the Company as at the Current Balance Sheet Date.

         "CURRENT BALANCE SHEET DATE" means March 31, 1997.

         "DERIVATIVE SECURITIES" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "DESIGNATED INVENTORY" has the meaning set forth in Section 2.07(a).

         "DISCLOSURE STATEMENT" means the Schedules and a written statement executed by the Company and each of the Selling Stockholders and delivered to IDG prior to the execution and delivery of this Acquisition Agreement by IDG and Newco in which either (a) exceptions are


                                      -3-
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taken to representations and warranties made by the Company and the Selling
Stockholders herein or (b) it is confirmed that no exception is taken to such representations and warranties.

         "DISSENTING STOCKHOLDER" shall mean any Person holding record title to any shares of the Company Capital Stock, as reflected on the books and records of the Company as of the date hereof, that has exercised such Person's statutory right to dissent from the Merger, in compliance with, and as required by, the laws of the Organization State of the Company.

         "EFFECTIVE TIME" has the meaning set forth in Section 2.02.

         "EMPLOYMENT AGREEMENT" means the employment agreement to be entered into as of the Closing Date between Charles A. Lingenfelter and IDG, which shall be substantially in the form of Exhibit B attached hereto.

         "ENTITY" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "ESCROW ACCOUNT" has the meaning set forth in Section 2.07(c).

         "ESCROW AGENT" means SunTrust Bank, N.A., Atlanta, Georgia.

         "ESCROW AGREEMENT" means the escrow agreement to be entered into on the Closing Date by and among IDG, the Selling Stockholders, and the Escrow Agent, which shall be substantially in the form of Exhibit A attached hereto.

         "ESCROWED SHARES" has the meaning set forth in Section 2.07(c).

         "FOUNDING COMPANIES" has the meaning set forth in the Preliminary Statement.

         "GBCC" means the Georgia Business Corporation Code, O.C.G.A. ss.ss. 14-2-101, et. seq.

         "GUARANTEED RECEIVABLES" has the meaning set forth in Section 2.07(b).

         "IDG" means Industrial Distribution Group, Inc., a Delaware corporation.

         "IDG ACQUISITION CANDIDATE" means any Entity engaged in any of the businesses of providing flexible procurement solutions, products and services to industrial users that have production and maintenance, repair and operating supplies requirements which either the Company or IDG or any of their Subsidiaries (i) have entered into discussions regarding a possible acquisition or (ii) have performed an acquisitions analysis with respect to any possible acquisition.

         "IDG COMMON STOCK" means the common stock, par value $.01 per share, of IDG.

         "IMMEDIATE FAMILY MEMBER" has the meaning set forth in Section 1.02 of the Uniform Provisions.


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         "IPO PRICE" has the meaning set forth in Section 1.02 of the Uniform
Provisions.

         "MANAGEMENT STOCKHOLDERS" means those Selling Stockholders set forth in Annex 7.

         "MERGER" has the meaning set forth in the Preliminary Statement.

         "MERGER CONSIDERATION" has the meaning set forth in Section 2.04(a).

         "NEWCO" means IDG Acquisition Company I, Inc., a Georgia corporation.

         "NEWCO COMMON STOCK" means the common stock, par value $.01 per share, of Newco.

         "ORGANIZATION STATE" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "OTHER FOUNDING COMPANIES" has the meaning set forth in the Preliminary Statement.

         "PRO RATA SHARE" means, for each Selling Stockholder, the fraction expressed as a percentage the numerator of which is the number of shares of outstanding Company Capital Stock owned by that Selling Stockholder and the denominator of which is the total number of shares of outstanding Company Capital Stock owned by all Stockholders, as of the Closing Date.

         "RECEIVABLES DETERMINATION DATE" shall mean the date that is the first anniversary of the Closing Date.

         "RESTRICTED PERIOD" has the meaning set forth in Section 11.01.

         "RETURNS" has the meaning set forth in Section 1.02 of the Uniform Provisions.

         "SCHEDULES" shall mean those certain disclosures made by the Company, the Stockholders, IDG or Newco containing such information, as appropriate, relating to the representations and warranties made by the respective party as set forth in the Disclosure Statement.

         "SELLING STOCKHOLDERS" shall mean all Persons holding record title to any of the shares of the Company Capital Stock, as reflected on the books and records of the Company as of the date hereof, that have not exercised a statutory right to dissent from the Merger in compliance with, and as required by, the laws of the Organization State of the Company.

         "STOCKHOLDERS" shall mean collectively the Selling Stockholders and Dissenting Stockholders.

         "STOCKHOLDERS' AGENT" has the meaning set forth in Section 13.01.


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         "STOCK INCENTIVE PLAN" means the IDG Stock Incentive Plan adopted or to be adopted by the directors and shareholders of IDG on or prior to the Closing Date, substantially in the form of Exhibit C attached hereto.

         "SURVIVING CORPORATION" means the Entity to be designated in the Certificate of Merger as the surviving corporation of the Merger.

         "TERRITORY" has the meaning set forth in Section 10.01(a).

         "THRESHOLD AMOUNT" means 2% of the Indemnification Limit.

         "TRANSACTION VALUE" means the value expressed in dollars resulting as the product of (a) the aggregate number of shares of IDG Common Stock designated as Merger Consideration and allocated to the Selling Stockholders, multiplied by
(b) the IPO Price, as discounted by 25%.

         "TRANSFER TAXES" has the meaning set forth in Section 11.06.

         "UNIFORM PROVISIONS" has the meaning set forth in the first paragraph of this Section 1.01.

                                   ARTICLE II

               THE MERGER; RELATED MATTERS; AND RELATED AGREEMENTS

         2.01 CERTIFICATE OF MERGER. Subject to the terms and conditions hereof, Newco will cause a Certificate of Merger to be duly executed and delivered on or prior to the Closing Date, to be filed with the Secretary of State of the State of Georgia and, if required, in the appropriate filing office of the Organization State of the Company.

         2.02 THE EFFECTIVE TIME. The effective time of the Merger (the "Effective Time") will be the time on the Closing Date that the Certificate of Merger specifies or, if the Certificate of Merger does not specify another time, 10:00 a.m., Eastern Time, on the Closing Date.

         2.03 CERTAIN EFFECTS OF THE MERGER. At and as of the Effective Time:

                  (a) the Company will be merged with and into Newco in accordance with the provisions of the GBCC and the laws of the Organization State of the Company;

                  (b) the Company will cease to exist as a separate legal entity;

                  (c) the articles of incorporation of Newco will remain the articles of incorporation of the Surviving Corporation;

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

                  (d) Newco, as the Surviving Corporation, will (i) possess all of the properties, rights, privileges, immunities, franchises and powers, and be subject to all the restrictions, duties, liabilities, debts and obligations, of the Company, and (ii) be governed by the laws of the State of Georgia;

                  (e) the Charter Documents of Newco will remain (until changed in accordance with applicable law or their terms) the Charter Documents of the Surviving Corporation;

                  (f) the initial board of directors of the Surviving Corporation will consist of the persons named in Annex 3, each of whom will hold the office of director of the Surviving Corporation subject to the provisions of the GBCC and other applicable laws and the Charter Documents of the Surviving Corporation; and

                  (g) the initial officers of the Surviving Corporation will be as set forth in Annex 3, each of whom will serve in such office, subject to the provisions of the GBCC and other applicable laws and the Charter Documents of the Surviving Corporation, until that person's successor is duly elected to, and, if necessary, qualified for, that office.

          2.04 EFFECT OF THE MERGER ON CAPITAL STOCK. (a) As of the Effective Time, as a result of the Merger and without any action on the part of any of the
Stockholders:

                  (i) all of the shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time will (A) be converted into the right to receive, subject to the provisions of Sections 2.05, 2.06, and 2.07(c), without interest, on surrender of the certificates evidencing those shares, the number of whole shares of IDG Common Stock and the amount of cash (if any), as provided in Annex 4 (the "Merger Consideration"), (B) cease to be outstanding, and (C) be canceled and retired;

                  (ii) each share of Company Capital Stock held in the treasury of the Company or any Company Subsidiary will (A) cease to be outstanding, and
(B) be canceled and retired; and

                  (iii) each share of the Newco Common Stock issued and outstanding immediately prior to the Effective Time will remain one share of the common stock, par value $.01 per share, of the Surviving Corporation, and collectively will constitute all of the issued and outstanding shares of the Capital Stock of the Surviving Corporation.

                  (b) Each holder of a certificate representing shares of Company Capital Stock immediately prior to the Effective Time will, as of the Effective Time and thereafter, cease to have any rights respecting those shares other than the right to receive, subject to the provisions of Sections 2.05,
2.06 and 2.07 (c), without interest, the Merger Consideration.

         2.05 DELIVERY, EXCHANGE, AND PAYMENT. (a) At or after the Effective Time each Selling Stockholder, upon surrender to IDG (or any agent that may be appointed by IDG for


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

purposes of this Section 2.05) of any and all certificates representing the shares of Company Capital Stock held by such Selling Stockholder, will receive, subject to the provisions of Sections 2.05, 2.06 and 2.07(c), the Merger Consideration. Until any certificate representing shares of Company Capital Stock has been surrendered pursuant to this Section 2.05, that certificate will, for all purposes, be deemed to evidence ownership of the number of whole shares of IDG Common Stock included in the Merger Consideration deliverable subject to
Section 2.07(c), in respect of that certificate pursuant to Section 2.04. All shares of IDG Common Stock issuable in the Merger will be deemed for all purposes to have been issued by IDG at the Effective Time. Notwithstanding the foregoing, the Stockholders' Agent may, at the instruction of any of the Selling Stockholders, surrender the shares of Company Capital Stock of such Selling Stockholders to IDG and receive the Merger Consideration on behalf of such Selling Stockholders, subject to the provisions of Sections 2.05, 2.06 and 2.07
(c).

                  (b) Each Selling Stockholder, or the Stockholders' Agent, will deliver to IDG (or any agent that may be appointed by IDG for purposes of this Section 2.05), on or before the Closing Date, the certificates representing shares of Company Capital Stock owned by the Selling Stockholder, duly endorsed in blank, or accompanied by duly executed stock powers in blank, and with all necessary transfer taxes and other revenue stamps, acquired at the Selling Stockholders' expense, affixed and canceled. Each Selling Stockholder shall cure any deficiencies in the endorsement of the certificates or other documents of conveyance respecting, or in the stock powers accompanying, the certificates representing the shares of Company Capital Stock delivered by the Selling Stockholders, or the Stockholders' Agent, as may be requested by IDG.

                  (c) No dividends or other distributions declared or earned after the Effective Time with respect to IDG Common Stock and payable to the holders of record thereof after the Effective Time will be paid to the holder of any unsurrendered certificates representing shares of Company Capital Stock for which shares of IDG Common Stock have been issued in the Merger, until those certificates are surrendered as provided herein, but (i) on such surrender, IDG will cause to be paid, to the Person in whose name the certificates representing such shares of IDG Common Stock shall then be issued, (1) the amount of dividends or other distributions previously paid to any holders of IDG Common Stock as of the record date with respect to such whole shares of IDG Common Stock, or which have accrued, subsequent to the Effective Time but prior to surrender, and (2) the amount of any cash payable in lieu of fractional shares pursuant to Section 2.06, and (ii) at the appropriate payment date or as soon as practicable thereafter, IDG will cause to be paid to that Person the amount of dividends or other distributions with a record date, or which have been accrued, subsequent to the Effective Time, but which are not payable until a date subsequent to surrender, which are payable with respect to such whole shares of IDG Common Stock, subject in all cases to any applicable escheat laws. No interest will be payable with respect to any such dividends or other distributions on surrender of the outstanding certificates.

                  (d) Each Dissenting Stockholder, in lieu of receiving the Merger Consideration as set forth on Annex 4, shall receive from the Company (or the Surviving Corporation) the payment in respect of the shares of the Company Capital Stock owned by such

Dissenting Shareholder or other consideration, as required by, and in compliance with, the GBCC or the laws of the Organization State of Company as appropriate.

         2.06 FRACTIONAL SHARES. Notwithstanding any other provision herein, no fractional shares of IDG Common Stock will be issued, and any Selling Stockholder who otherwise would be entitled hereunder to receive a fractional share of IDG Common Stock but for this Section 2.06 will be entitled to receive, in lieu thereof, a cash payment for and in the amount (rounded up to the nearest whole cent) equal to that Selling Stockholder's fractional interest in a share of IDG Common Stock multiplied by the IPO Price.

         2.07 RELATED AGREEMENTS. In connection with the Merger, each of the parties to this Acquisition Agreement agrees to comply with the provisions of this Section 2.07 as set forth below.

                  (a) Designated Inventory. The inventory set forth in Annex 5 attached hereto is hereinafter called the "Designated Inventory". With respect to sales of Designated Inventory made after the Current Balance Sheet Date until 5:00 p.m., Eastern Time, on the second anniversary of the Closing Date, IDG will cause the Surviving Corporation to pay the Stockholders' Agent, for the benefit of the Selling Stockholders, 80% of the gross proceeds collected by the Surviving Corporation from any sales of the Designated Inventory (whether such sale or sales are made directly or through IDG or any of its Subsidiaries). All proceeds from the sale of any Designated Inventory sold after the second anniversary of the Closing Date shall be retained by the Surviving Corporation and no amounts from such sales shall be owed to any of the Selling Stockholders. The Company and the Selling Stockholders agree that IDG may use any reasonable method to sell the Designated Inventory, including selling such inventory at a discount or in one or more bulk sales.

                  (b) Guaranteed Receivables. The Selling Stockholders hereby jointly and severally agree to the unconditional and irrevocable guarantee of the collection in full, on or before the Receivables Determination Date, of the gross dollar amount of the receivables set forth in Annex 6 attached hereto (the "Guaranteed Receivables"), for the benefit of the Surviving Corporation, and further agree to secure such guarantee with the Escrowed Shares (as defined in paragraph (c) below). The obligations of the Selling Stockholders under this paragraph shall be limited to such Selling Stockholder's Pro Rata Share of the Indemnification Limit, and shall expire and be of no further effect as to any Guaranteed Receivables remaining uncollected as of the Receivables Determination Date for which a claim has not been made by IDG with the Selling Stockholder at or before 5:00 p.m., Eastern Time, on or before ten business days after the Receivables Determination Date. For purposes of determining whether any of the Guaranteed Receivables remain uncollected at the Receivables Determination Date, reductions to the Guaranteed Receivables resulting from the return of inventory or other offsets (to the extent such offsets reduce any liability of the Company) shall be considered a collection, and therefore the Surviving Corporation shall have no claim against the Selling Stockholders to the extent of such reduction or offset.

                  (c) Escrow Account. On the Closing Date, an aggregate of twenty-five percent (25%) of the shares of IDG Common Stock to be received by the Selling Stockholders as part of the Merger Consideration (the "Escrowed Shares") allocated among the Selling Stockholders, shall be deposited with the Escrow Agent in a segregated account (the "Escrow Account") pursuant to the Escrow Agreement for a period of up to two years from the Closing Date, for the purpose of securing and funding part of the obligations of the Selling Stockholders and the Company to IDG and Newco that may arise pursuant to Section 2.07(b) and Article IX hereof. The Escrowed Shares shall be held in the Escrow Account and disbursed in accordance with the terms of the Escrow Agreement. Notwithstanding the foregoing, the respective Selling Stockholders as the legal owners of the Escrowed Shares, unless and until disposed of in accordance with the terms of this Acquisition Agreement and the Escrow Agreement, shall be entitled to exercise the voting rights and to receive any dividends or other distributions declared and paid with respect to such shares; provided, however, any shares of IDG Common Stock issued with respect to the Escrowed Shares as a result of a stock dividend, share exchange, stock split, or other action in respect of the IDG Common Stock, shall be held in the Escrow Account as additional Escrowed Shares.

                                   ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF EACH SELLING STOCKHOLDER

         3.01 REPRESENTATIONS AND WARRANTIES OF EACH SELLING STOCKHOLDER. Each Selling Stockholder represents and warrants to IDG and Newco that, as applied solely to such Selling Stockholder, all of the representations and warranties in this Article III are, as of the date of this Acquisition Agreement, and as amended or supplemented pursuant to Section 6.08, will be, on the Closing Date, true and correct, and do not and will not contain or omit any disclosure that has or will or could have a Material Adverse Effect on the Company or on the Surviving Corporation or IDG.

          3.02 INCORPORATION OF THE UNIFORM PROVISIONS. Sections 3.03 through
3.09 of the Uniform Provisions are hereby incorporated herein by reference.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                   THE COMPANY AND THE MANAGEMENT STOCKHOLDERS

         4.01 TRUTHFULNESS OF THE REPRESENTATIONS AND WARRANTIES BY THE COMPANY AND EACH MANAGEMENT STOCKHOLDER. The Company and each Management Stockholder, jointly and severally, represent and warrant to IDG and Newco that all of the following representations and warranties in this Article IV are, as of the date of this Acquisition Agreement, and as amended or supplemented pursuant to
Section 6.08, will be, on the Closing Date, true and correct, and do not and will not contain or omit any disclosure that has or will or could have a Material Adverse Effect on the Company or on the Surviving Corporation or IDG.

         4.02 ORGANIZATION AND CAPITALIZATION OF COMPANY. (a) The Organization State of the Company is Georgia, and the Company (i) is a corporation duly organized, validly existing and in good standing under the laws of that State,
(ii) has all requisite corporate power and authority under all applicable laws and its Charter Documents to own or lease and to operate its properties and to carry on its business as it is now conducted and (iii) is duly qualified and in good standing as a foreign corporation in all jurisdictions in which it owns or leases property or in which the carrying on of its business as now conducted so requires, except where the failure to be so qualified, singularly or in the aggregate, would not have a Material Adverse Effect.

             (b) The authorized, issued, and outstanding Capital Stock of the Company is as set forth on Schedule 4.02, and, except as set forth in such Schedule, (i) no shares are held by the Company as treasury shares, and (ii) no outstanding Derivative Securities of the Company exist.

          4.03 INCORPORATION OF THE UNIFORM PROVISIONS. Sections 4.04 through
4.33 of the Uniform Provisions are hereby incorporated herein by reference.

                                    ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF IDG AND NEWCO

         5.01 REPRESENTATIONS AND WARRANTIES OF IDG AND NEWCO. IDG and Newco, jointly and severally, represent and warrant to the Company and each Selling Stockholder that all of the following representations and warranties in this
Article V are, as of the date of this Acquisition Agreement, and will be, on the Closing Date, true and correct.

         5.02 ORGANIZATION AND CAPITAL STOCK OF NEWCO. (a) Newco is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia; (b) the authorized Capital Stock of Newco is comprised of 1,000 shares of Newco Common Stock, 100 shares of which are issued and outstanding and owned of record and beneficially by IDG; (c) no Derivative Securities of Newco are outstanding; (d) Newco has been organized for the sole purpose of participating in the Merger and has not, and will not, engage in any activities other than those necessary to effectuate the Merger; and (e) the Newco Common Stock has been duly authorized and issued in accordance with the GBCC and its Charter Documents, and is fully paid and non-assessable.

         5.03 INCORPORATION OF THE UNIFORM PROVISIONS. Sections 5.04 through
5.12 of the Uniform Provisions are hereby incorporated herein by reference. Sections 5.05, 5.06, 5.09, 5.10, 511 and 5.12 are also applicable to Newco in each instance as if the reference to IDG therein was a reference to Newco.

                                   ARTICLE VI

                    COVENANTS EXTENDING TO THE EFFECTIVE TIME

         6.01 INCORPORATION OF THE UNIFORM PROVISIONS. Sections 6.02 through
6.13 of the Uniform Provisions are hereby incorporated herein by reference. Each party to this Acquisition Agreement, subject to the waiver provisions of Section 11.04, agrees to comply with each covenant set forth therein.

                                   ARTICLE VII

                      THE CLOSING AND CONDITIONS TO CLOSING

         7.01 INCORPORATION OF THE UNIFORM PROVISIONS. Sections 7.02 through
7.05 of the Uniform Provisions are hereby incorporated herein by reference.

                                  ARTICLE VIII

                     COVENANTS FOLLOWING THE EFFECTIVE TIME

         8.01 INCORPORATION OF THE UNIFORM PROVISIONS. Sections 8.02 through
8.05 of the Uniform Provisions are hereby incorporated herein by reference. From and after the Effective Time, subject to the waiver provisions of Section 11.04, each party hereto (other than the Company) agrees to comply with each covenant therein to be performed or observed by that party.

                                   ARTICLE IX

                                 INDEMNIFICATION

         9.01 INCORPORATION OF THE UNIFORM PROVISIONS. Sections 9.02 through
9.08 of the Uniform Provisions are hereby incorporated herein by reference.

                                    ARTICLE X

                           LIMITATIONS ON COMPETITION

         10.01 PROHIBITED ACTIVITIES. Each Management Stockholder and each Selling Stockholder owning five percent or more of the Company Capital Stock (each a "Covenanting Stockholder") agrees severally, but not jointly with any other Person, that he or she will not, during the period beginning on the date hereof and ending on the third anniversary of the Closing Date, directly or indirectly, for any reason, for his or her own account, or on behalf of, or together with, any other Person except for, and on behalf of, the Company or any Company Subsidiary:

                  (a) be engaged as an officer or director or in any other managerial or sales capacity or as an owner, co-owner or other investor of or in, whether as an employee, independent contractor, consultant or advisor, or as a sales representative or distributor of any kind, in a business that sells any products or provides any services in competition with the Company, any Company Subsidiary, or IDG or any Subsidiary of IDG (IDG and its Subsidiaries collectively being "IDG" for purposes of this Article X) within a radius of 100 miles of each location in which any of the Company or any Company Subsidiary or IDG was engaged in the Business on the date hereof or on the Closing Date (those locations collectively being the "Territory");

                  (b) call on any natural person who is at that time employed by the Company, any Company Subsidiary, or IDG in any managerial or sales capacity with the purpose or intent of attracting that person from the employ of the Company, any Company Subsidiary, or IDG;

                  (c) call on any Person who at that time is, or at any time within one year prior to that time was, a customer of the Company, any Company Subsidiary, or IDG within the Territory, of whom the Covenanting Stockholder had knowledge, and contact with, that customer relationship, for the purpose of soliciting or selling any product or service in competition with the Company, any Company Subsidiary, or IDG within the Territory; or

                  (d) call on any IDG Acquisition Candidate, with the knowledge of that Person's status as an IDG Acquisition Candidate, for the purpose of acquiring that Person or arranging the acquisition of that Person by any Person other than IDG.

         Notwithstanding the foregoing, any Covenanting Stockholder may own and hold as a passive investment up to one percent (1%) of the outstanding Capital Stock of a competing Entity if that class of Capital Stock is listed for trading or quotation on a national or regional stock exchange registered with the SEC or on The Nasdaq National Stock Market.

         10.02 DAMAGES. Because of the difficulty in measuring the economic losses that may be incurred by IDG as a result of any breach by a Covenanting Stockholder of his or her covenants in Section 10.01, and because of the immediate and irreparable damage that could be caused to IDG for which it would have no other adequate remedy, each Covenanting Stockholder agrees that IDG may enforce the provisions of Section 10.01 by any equitable or legal means, including seeking an appropriate injunction or restraining order against that Covenanting Stockholder if a breach of any of those provisions occurs.

         10.03 REASONABLE RESTRAINT. The parties hereto each agree that Sections
10.01 and 10.02 impose a reasonable restraint on the Covenanting Stockholders in light of the activities and Business of the Company on the date hereof, the current business plans of IDG as a result of its proposed acquisitions of the Company and the Other Founding Companies (of which each Covenanting Stockholder acknowledges that he or she is aware), and the consideration to be received by each Covenanting Stockholder from IDG as a result of the Merger.

         10.04 SEVERABILITY; REFORMATION. The covenants in this Article X are severable and separate, and the unenforceability of any specific covenant in this Article X is not intended by any party hereto to, and shall not, affect the provisions of any other covenant in this Article X. If any court of competent jurisdiction shall determine that the scope, time, or territorial restrictions set forth in Section 10.01 are unreasonable as applied to any Covenanting Stockholder, the parties hereto, including that Covenanting Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby shall be reformed to that extent as applied to that Covenanting Stockholder or any other Covenanting Stockholder similarly situated.

         10.05 INDEPENDENT COVENANT. All of the covenants in this Article X are intended by each party hereto to be, and shall be construed as, an agreement independent of any other provision in this Acquisition Agreement, and the existence of any claim or cause of action of any Covenanting Stockholder against IDG, whether predicated on this Acquisition Agreement or otherwise, shall not constitute a defense to the enforcement by IDG of any covenant in this Article
X. It is specifically agreed that the period specified in Section 10.01 shall be computed in the case of each Covenanting Stockholder by excluding from that computation any time during which that Covenanting Stockholder is in violation of any provision of Section 10.01. The covenants contained in this Article X shall not be affected by any breach of any other provision hereof by any party hereto.

         10.06 MATERIALITY. The Company and each Covenanting Stockholder, severally and not jointly with any other Person, hereby agree that this Article X is a material and substantial part of the transactions contemplated hereby.

                                   ARTICLE XI

                               GENERAL PROVISIONS

         11.01 RESTRICTIONS ON TRANSFER OF IDG COMMON STOCK. (a) During the two-year period ending on the second anniversary of the Closing Date (the "Restricted Period"), no Selling Stockholder voluntarily will: (i) sell, assign, exchange, transfer, or otherwise dispose of (A) any shares of IDG Common Stock received by any Selling Stockholder in the Merger or (B) any interest in (including any option to buy or sell unless such option is not exercisable until after expiration of the Restricted Period) any of those shares of IDG Common Stock, in whole or in part, and IDG will have no obligation to, and shall not, treat any such attempted transfer as effective for any purpose; or (ii) engage in any transaction, whether or not with respect to any shares of IDG Common Stock or any interest therein, the intent or effect of which is to reduce the risk of owning the shares of IDG Common Stock acquired pursuant to Section 2.04 (including, for example, engaging in put, call, short-sale, straddle or similar market transactions);

provided, however, that this Section 11.01 shall not restrict any transfer of IDG Common Stock acquired by a Selling Stockholder pursuant to Section 2.04 to any of that Selling Stockholder's Related Persons who agree in writing to be bound by the provisions of this Section 11.01. The certificates evidencing the shares of IDG Common Stock delivered to each Selling Stockholder, or the Stockholders' Agent as the case may be, pursuant to Section 2.05 will bear a legend substantially in the form set forth below and containing such other information as IDG may deem necessary or appropriate:

         EXCEPT PURSUANT TO THE TERMS OF THE AGREEMENT AND PLAN OF MERGER AND REORGANIZATION DATED JUNE 27, 1997 AMONG THE ISSUER, THE HOLDER OF THIS CERTIFICATE AND THE OTHER PARTIES THERETO, THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE VOLUNTARILY SOLD, ASSIGNED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF, AND THE ISSUER SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED VOLUNTARY SALE, ASSIGNMENT, EXCHANGE, TRANSFER, OR OTHER DISPOSITION OF ANY OF THOSE SHARES, DURING THE TWO-YEAR PERIOD ENDING ON _____________, 1999 (THE "RESTRICTED PERIOD"). ON THE WRITTEN REQUEST OF THE HOLDER OF THIS CERTIFICATE, THE ISSUER AGREES TO REMOVE THIS RESTRICTIVE LEGEND (AND ANY STOP ORDER PLACED WITH THE TRANSFER AGENT) AFTER THE EXPIRATION OF THE RESTRICTED PERIOD.

                  (b) Each Selling Stockholder, severally and not jointly with any other Person, (i) acknowledges that the shares of IDG Common Stock to be delivered to that Selling Stockholder, or the Stockholders' Agent, as the case may be, pursuant to Section 2.04 have not been, and will not be, registered under the Securities Act, and therefore may not be resold by that Selling Stockholder without being in compliance with the Securities Act or an exemption thereof, and (ii) covenants that none of the shares of IDG Common Stock issued to that Selling Stockholder pursuant to Section 2.04 will be offered, sold, assigned, transferred or otherwise disposed of except upon full compliance with all the applicable provisions of the Securities Act and the rules and regulations of the SEC and applicable state securities laws and regulations. All certificates evidencing shares of IDG Common Stock issued pursuant to Section
2.04 will bear substantially the following legend in addition to the legend prescribed by Section 11.01(a):

         THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, HAVE BEEN ISSUED PURSUANT TO AND UNDER ONE OR MORE EXEMPTIONS THERETO, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, OR DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE

         COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

In addition, certificates evidencing shares of IDG Common Stock issued pursuant to Section 2.04 to each Selling Stockholder will bear any legend required by the securities or blue sky laws of the state in which that Stockholder resides.

         11.02 BROKERS AND AGENTS. Except with respect to the retention and remuneration of Barth Smith Company, the Company and the Selling Stockholders jointly and severally represent and warrant to IDG and Newco that the Company has not directly or indirectly employed or become obligated to pay any broker or similar agent in connection with the transactions contemplated hereby, and agree, without regard to the Threshold Amount limitations set forth in Article IX, to indemnify IDG and Newco against all Damage Claims arising out of claims for any and all fees and commissions of brokers or similar agents employed or promised payment by the Company.

         11.03 ASSIGNMENT; NO THIRD PARTY BENEFICIARIES. This Acquisition Agreement and the rights of the parties hereunder may not be assigned (except by operation of law) and shall be binding on and inure to the benefit of the parties hereto, the successors of IDG and Newco, and the heirs and legal representatives of the Selling Stockholders (and, in the case of any trust, the successor trustees of that trust). Neither this Acquisition Agreement nor any other Transaction Document is intended, or shall be construed, deemed, or interpreted, to confer on any Person not a party hereto or thereto any rights or remedies hereunder or thereunder, except as provided in Section 6.05(b) or 11.13, or Article IX, or as otherwise expressly provided herein or therein.

         11.04 ENTIRE AGREEMENT; AMENDMENT; WAIVERS. This Acquisition Agreement and the documents delivered pursuant hereto constitute the entire agreement and understanding among the Selling Stockholders, the Company, Newco, and IDG and supersede all prior agreements and understandings, both written and oral, relating to the subject matter of this Acquisition Agreement. This Acquisition Agreement may be amended, modified, or supplemented, and any right hereunder may be waived, if, but only if, that amendment, modification, supplement, or waiver is in writing and signed by the party to be bound thereby, and in the case of each Selling Stockholder, the Stockholders' Agent or such Selling Stockholder. The waiver of any of the terms and conditions hereof shall not be construed or interpreted as, or deemed to be, a waiver of any other term or condition hereof.

         11.05 COUNTERPARTS. This Acquisition Agreement may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

         11.06 EXPENSES. Whether or not the transactions contemplated hereby are consummated, (a) IDG will pay the fees, expenses, and disbursements of IDG and Newco and their Representatives that are incurred in connection with the subject matter of this Acquisition Agreement and any amendments thereto, including all costs and expenses incurred in the performance of and compliance with all conditions to be performed by IDG and Newco under this Acquisition Agreement, including the costs of preparing the Registration Statement, (b) the Stockholders will pay from personal funds, and not from funds of the Company or any Company Subsidiary, all sales, use, transfer, and other similar taxes and fees (collectively, "Transfer Taxes") incurred in connection with the transactions contemplated hereby, and (c) the Company will pay the fees, expenses, and disbursements of Counsel for the Company incurred in connection with the subject matter of this Acquisition Agreement and the Registration Statement on or before the Closing Date. Notwithstanding the foregoing, and in addition thereto, the parties hereto acknowledge that the Company and IDG are parties to a certain Letter of Intention and Expense Sharing Commitment dated as of February 20, 1997 and agree that such agreement shall continue to be effective with respect to the obligations of the Company to IDG to pay or reimburse certain expenses incurred by IDG in connection with its pursuit of the IPO and the transactions contemplated hereunder.

         The Selling Stockholders will file all necessary documentation and Returns with respect to all Transfer Taxes. In addition, each Selling Stockholder acknowledges that he or she, and not the Company or IDG or the Surviving Corporation, will pay all Taxes, if any, due upon receipt of the consideration payable to that Stockholder pursuant to Article II.

         11.07 NOTICES. All notices required or permitted hereunder shall be in writing, and shall be deemed to be delivered and received (a) if personally delivered or, if delivered by telegram, facsimile, or courier service, when actually received by the party to whom notice is sent (or upon confirmation of receipt received by the sender), or (b) if delivered by mail (whether actually received or not), at the close of business on the third business day next following the day when placed in the mail, postage prepaid, certified or registered, addressed to the appropriate party or parties, at the address of such party set forth below (or at such other address as such party may designate by written notice to all other parties in accordance herewith):

                  (i)               if to IDG or Newco:

                                    Industrial Distribution Group, Inc.
                                    2500 Royal Place
                                    Tucker, Georgia  30084
                                    Attn.: Chief Executive Officer
                                    Facsimile No.:   (770) 938-7311
                                    Telephone No.:   (770) 243-4042

                  with copies (which shall not constitute notice for purposes of this Acquisition Agreement) to:

                                    Kilpatrick Stockton LLP
                                    1100 Peachtree Street
                                    Atlanta, Georgia  30309
                                    Attn.:  W. Randy Eaddy, Esq.
                                    Facsimile No.:   (404) 815-6555
                                    Telephone No.:   (404) 815-6587

                   (ii) if to a Selling Stockholder, to the address set forth with respect to such Selling Stockholder in Annex 4; and

                   (iii)    if to the Company:

                                    Industrial Distribution Group, Inc.
                                    2500 Royal Place
                                    Tucker, Georgia  30084
                                    Attn:  Douglass C. Smith
                                    Facsimile No.:  (770) 938-7311
                                    Telephone No.:  (770) 243-4042

                  with copies (which shall not constitute notice for purposes of this Acquisition Agreement) to:

                                    Watson/Minkin & Snyder
                                    One Buckhead Plaza, Suite 1100
                                    3060 Peachtree Road
                                    Atlanta, Georgia  30305
                                    Attn.:  Aaron Watson, Esq.
                                    Facsimile No.:   (404) 233-5824
                                    Telephone No.:   (404) 261-8000

          11.08 GOVERNING LAW. THIS ACQUISITION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

         11.09 EXERCISE OF RIGHTS AND REMEDIES. Except as otherwise provided herein, no delay or omission in the exercise of any right, power, or remedy accruing to any party hereto as a result of any breach or default hereunder by any other party hereto shall impair any such right, power, or remedy, nor shall it be construed, deemed, or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor shall any waiver of any single breach or default be construed, deemed, or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

         11.10 TIME. Time is of the essence in the performance of this Acquisition Agreement in all respects.

         11.11 REFORMATION AND SEVERABILITY. If any provision of this Acquisition Agreement is invalid, illegal, or unenforceable, that provision shall, to the extent possible, be modified in such manner as to be valid, legal, and enforceable and so as to most nearly retain the intent of the parties hereto as expressed herein, and if such a modification is not possible, that provision shall be severed from this Acquisition Agreement, and in either case the validity, legality, and enforceability of the remaining provisions of this Acquisition Agreement shall not in any way be affected or impaired thereby.

         11.12 REMEDIES CUMULATIVE. No right, remedy, or election given by any term of this Acquisition Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies, and elections available at law or in equity.

         11.13 AGREEMENTS RESPECTING THE IPO. Each of the Company and the Selling Stockholders acknowledges and agrees that: (a) no firm commitment, binding agreement, or promise or other assurance of any kind, whether express or implied, oral or written, exists at the date hereof that the Registration Statement will become effective or that the IPO will occur at a particular price or within a particular range of prices or will occur at all; (b) neither IDG nor any of its Representatives nor any prospective underwriters in the IPO will have any liability to the Company, the Stockholders, or any of their respective Affiliates or associates for any failure of (i) the Registration Statement to become effective (provided, however, that IDG will use its reasonable best efforts to cause the Registration Statement to become effective prior to October 31, 1997) or (ii) the IPO to occur at a particular price or within a particular range of prices or to occur at all; and (c) the decision of the Selling Stockholders to enter into this Acquisition Agreement, or to vote in favor of or consent to the Merger, as the case may be, has been made independent of, and without reliance on, any statements, opinions, or other communications of, or due diligence investigations that have been or will be made or performed by, any prospective underwriter relative to IDG or the IPO.

         11.14 TREATMENT OF CONFIDENTIAL INFORMATION. (a) Each of the Company and the Selling Stockholders, severally and not jointly with any other Person, acknowledges that it, he or she has or may have had in the past, and in the future may have, access to Confidential Information of the Company and the Company Subsidiaries, the Other Founding Companies and their Subsidiaries, and IDG and its Subsidiaries. Each of the Company and the Stockholders, severally and not jointly with any other Person, agrees that it, he or she will keep confidential all such Confidential Information and, except with the specific prior written consent of IDG, will not disclose such Confidential Information to any Person except: (i) Representatives of IDG, (ii) its own Representatives, provided that such Representatives (other than counsel) agree to the confidentiality provisions of this Section 11.14. Confidential Information shall not include (A) such information that becomes known to the public generally through no fault of any Selling Stockholder, (B) information required to be disclosed by law or the order of any Governmental Authority under color of law, provided that prior to disclosing any information pursuant to this clause (B), each Selling Stockholder shall, if possible, give prior written notice thereof to IDG and provide IDG with the opportunity to contest such disclosure, or (C) such information that the disclosing party reasonably believes the disclosure of which is required in connection with the defense of a lawsuit against the disclosing party. In the event of a breach or threatened breach by any Selling Stockholder of the provisions of this Section 11.14 with respect to any Confidential Information, IDG shall be entitled to an injunction restraining such Selling Stockholder from disclosing, in whole or in part, that Confidential Information. Nothing herein shall be construed as prohibiting IDG from pursuing any other remedy available at law or in equity for such breach or threatened breach, including the recovery of Damages.

                  (b) Because of the difficulty of measuring the economic loss that may be incurred by IDG, the Surviving Company, or any IDG Subsidiary as a result of the breach of the covenants in Section 11.14(a), and because of the immediate and irreparable damage that would be caused to IDG and its Subsidiaries for which it would have no other adequate remedy, each of the Company and the Selling Stockholders agrees that IDG may enforce the provisions of Section 11.14(a) by injunctions and restraining orders against each of them who breaches any of those provisions.

                  (c) The obligations of IDG set forth in Section 6.02(d) are incorporated in this Section 11.14 by this reference.

                  (d) The obligations of the parties under this Section 11.14 shall survive the termination of this Acquisition Agreement.

                                   ARTICLE XII

                                   TERMINATION

          12.01 TERMINATION OF THIS ACQUISITION AGREEMENT. (a) This Acquisition Agreement may be terminated at any time prior to the Closing solely:

                  (i)   by the mutual written consent of IDG and the Company;

                  (ii) by the Selling Stockholders and the Company, on the one hand, or by IDG, on the other hand, if the conditions to Closing in Section 7 have not either been satisfied or waived and the transactions contemplated by this Acquisition Agreement to take place at the Closing shall not have been consummated by December 31, 1997, unless the failure of such transactions to be consummated results from the willful failure of the party (or in the case of the Selling Stockholders and the Company, any of them) seeking to terminate this Acquisition Agreement to perform or adhere to any agreement required hereby to be performed or adhered to by such party prior to or at the Closing or on the Closing Date;

                  (iii) by the Selling Stockholders and the Company, on the one hand, or by IDG, on the other hand, if a material breach or default shall be made by the other party (or in the case of the Selling Stockholders and the Company, any of them) in the observance or in the due and timely performance of any of the covenants, agreements or conditions contained herein and such breach or default shall not have been cured by the breaching or defaulting party or parties within ten (10) days after notice of such breach or default is provided thereto; or

                  (iv) by IDG if it is entitled to do so as provided in Section 6.08.

                  (b) If this Acquisition Agreement is terminated pursuant to this Section 12.01, the Merger will be deemed for all purposes to have been abandoned and of no force or effect. If this Acquisition Agreement is terminated pursuant to this Section 12.01 after the Certificate of Merger has been filed with the Secretary of State of the State of Georgia and the appropriate filing office of the Organization State of the Company, but before the IPO has been consummated, IDG will take all actions that Counsel for the Company and the Selling Stockholders advise IDG are required by the applicable laws of the State of Georgia and the Organization State of the Company in order to rescind the Merger.

         12.02 LIABILITIES IN EVENT OF TERMINATION. If this Acquisition Agreement is terminated pursuant to Section 12.01, there shall be no liability or obligation on the part of any party hereto except (a) as provided in Section
11.06 and (b) to the extent that such liability is based on the breach by that party of any of its representations, warranties or covenants set forth in this Acquisition Agreement.

                                  ARTICLE XIII

                                POWER OF ATTORNEY

         13.01 APPOINTMENT OF STOCKHOLDERS' AGENT. The Selling Stockholders, and each of them, hereby irrevocably constitute and appoint Douglass C. Smith with an address at 1894 Breckenridge Drive, Atlanta, Georgia 30345 (the "Stockholders' Agent") as their agent and attorney-in-fact to modify, amend, or otherwise change this Acquisition Agreement, or any of its terms or provisions (including modifications, amendments, or changes subsequent to Closing), to take all actions and to execute all documents (including all actions and documents required under Article VII hereof) necessary or desirable to consummate the transactions contemplated by this Acquisition Agreement, to tender their shares of Company Capital Stock pursuant to this Acquisition Agreement and to accept the Merger Consideration in connection therewith and to take all actions, to execute all documents that may be necessary or desirable in connection therewith (including, without limitation, delivery of the certificates for their shares of Company Capital Stock and execution of such powers of attorney or other instruments as may be necessary to comply with this Acquisition Agreement), to give and receive consents and all notices hereunder, to negotiate and settle claims for indemnification under Article IX hereof, and to perform any other act arising under or pertaining to this Acquisition Agreement and the transactions contemplated hereby. The Selling Stockholders, and each of them, agree that service of process upon the Stockholders' Agent in any action or proceeding arising under or pertaining to this Acquisition Agreement shall be deemed to be valid service of process upon the Selling Stockholders, and any claim by IDG or Newco against the Selling Stockholders, or any of them, in respect to this Acquisition Agreement may be asserted against, and settled with, said Stockholders' Agent. The Stockholders' Agent shall be deemed to have accepted the appointment herein upon his execution of this Acquisition Agreement.

         13.02 LIABILITY OF AGENT. Nothing contained herein shall be deemed to make the Stockholders' Agent personally liable to the Selling Stockholders because of service in his capacity as agent and attorney-in-fact. In performing any of his duties hereunder, the Stockholders' Agent shall not incur any liability to the Selling Stockholders for losses, damages, liabilities, or expenses, except for his own willful or intentional default.

         13.03 SUCCESSION. In the event of the death, disability, incompetency, or resignation of the original Stockholders' Agent, the successor agent shall be Charles A. Lingenfelter. In the event of the death, disability, incompetency, or resignation of any successor Stockholders' Agent, the Selling Stockholders shall, within 30 days after notice from IDG and designate a successor Stockholders' Agent, determined by simple majority vote, who shall have all of the rights, powers, and authority conferred and limitation on personal liability provided by, this Article XIII, and if the Stockholders fail to designate such successor Stockholders' Agent within such period, IDG may petition a court of appropriate jurisdiction for appointment of a successor Stockholders' Agent.

         13.04 IRREVOCABLE; BINDING ON SUCCESSORS, ETC. It is expressly understood and agreed that the power of attorney and agency created by this
Article XIII is coupled with an interest of the respective parties hereto and shall be binding and enforceable on and against the respective heirs, personal representatives, successors and assigns of the Selling Stockholders, and each of them, and the same shall not be revoked or terminated by the death, disability, bankruptcy, or incompetency of the Selling Stockholders, or any of them, but shall continue to be binding and enforceable by the Stockholders' Agent, IDG and Newco, and their respective successors and on and against the heirs, personal representatives, and successors and assigns of the Stockholders in the manner provided herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed this Acquisition Agreement as of the date first above written.

                                         INDUSTRIAL DISTRIBUTION GROUP, INC., A
                                         DELAWARE CORPORATION

                                         By:
                                            -----------------------------------
                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------

                                         IDG ACQUISITION COMPANY I, INC.

                                         By:
                                            -----------------------------------
                                            Douglass C. Smith
                                            President

                                         INDUSTRIAL DISTRIBUTION GROUP, INC., A
                                         GEORGIA CORPORATION

                                         By:
                                            -----------------------------------
                                            Charles A. Lingenfelter
                                            Executive Vice President

                       [signatures continued on next page]

                                            SELLING STOCKHOLDERS:

                                            -----------------------------------
                                            DOUGLASS C. SMITH

                                            -----------------------------------
                                            J. SMITH LANIER, II

                                            -----------------------------------
                                            VIRGINIA G. SMITH

                                            -----------------------------------
                                            SUE C. SMITH

                                            -----------------------------------
                                            CHARLES A. LINGENFELTER

                                            -----------------------------------
                                            ANN M. LANIER

                                            -----------------------------------
                                            JOHN H. MORGAN

                                            -----------------------------------
                                            MAUDE SIMPSON GARDNER BAGGETT

                                            -----------------------------------
                                            PAULA S. REEVES

                                            -----------------------------------
                                            REBECCA B. MALLORY

                                            -----------------------------------
                                            ALVIS J. WAITE